EXHIBIT 99.2

PLIANT CORPORATION
NORMALIZED PRO-FORMA EBITDA RECONCILIATION
($ THOUSANDS)

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

                                                                     2003             Q4 2003
                                                            -------------------------------------

Net Loss                                                        $  $ (114,302)      $   (67,957)
Add backs:                                                      $
Taxes Provision                                                 $       5,190       $     (1,350)
Interest Expense                                                $      91,131       $     25,674
Write-off of Prior year Bank Financing costs                    $       5,293
Depreciation & Amortization                                     $      48,433       $     12,029
                                                            ------------------  -----------------
                        GAAP EBITDA                             $      35,745       $    (31,604)
                  UNUSUAL ONE TIME CHARGES
Impairment of Goodwill & Intangibles                            $      26,425       $     26,425
Impairment of Fixed Assets                                      $       4,844       $      4,844
Restructuring Charges                                           $      13,801       $      1,871
Legal Reserves                                                  $       7,200       $      7,200
Inventory Reserves                                              $       6,771       $      4,171
Other                                                           $       3,933       $      1,132
                                                            ------------------  -----------------
                NORMALIZED PRO-FORMA EBITDA                     $      98,719       $     14,039
                                                            ==================  =================

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